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                                                                   EXHIBIT 10.2

                      FIFTH AMENDMENT TO SECOND AMENDED AND
                             RESTATED LOAN AGREEMENT


         THIS FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is made as of this 15th day of June, 1999, by and between EQK REALTY INVESTORS I, a Massachusetts business trust (the "Borrower"), and PNC BANK, NATIONAL ASSOCIATION, a national banking association, (successor by merger to Provident National Bank) (the "Bank").

                                   BACKGROUND

         A. Reference is made to the Second Amended and Restated Loan Agreement (the "Loan Agreement") dated as of December 16, 1992, by and between the Borrower and the Bank, pursuant to which the Bank extended to Borrower a term loan in the amount of $3,525,000 (the "Loan"), which Loan Agreement was amended by a First Amendment to Second Amended and Restated Loan Agreement dated as of December 15, 1995 (the "First Amendment"), by a Second Amendment to Second Amended and Restated Loan Agreement dated as of December 15, 1996 (the "Second Amendment"), by a Third Amendment to Second Amended and Restated Loan Agreement dated as of June 15, 1998 (the "Third Amendment") and by a Fourth Amendment to Second Amended and Restated Loan Agreement dated as of December 15, 1998 (the "Fourth Amendment") (collectively, the "Original Loan Agreement").

         B. The Loan was evidenced by Borrower's Amended and Restated Note dated December 16, 1992 in the principal amount of $3,525,000, as amended by a Note Modification Agreement dated May 17, 1993, by a certain Second Amended and Restated Note (the "Second Amended and Restated Note") dated as of December


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15, 1995 in the principal amount of $1,587,430, by a certain Third Amended and
Restated Note (the "Third Amended and Restated Note") dated as of December 15, 1996 in the principal amount of $1,585,010.00, by a certain Fourth Amended and Restated Note (the "Fourth Amended and Restated Note") dated as of June 15, 1998 in the original principal amount of $1,581,769 and by a certain Fifth Amended and Restated Note (the "Fifth Amended and Restated Note") dated as of December 15, 1998 in the original principal amount of $1,580,420 (collectively, the "Original Note"). The Original Note was secured by, among other things, the New Provident Mortgage, the New Provident Security Interest and the New Provident Lease Assignment (all as defined in the Original Loan Agreement).

         C. This Amendment, the Original Loan Agreement, the Note (as hereinafter defined in Section 2 hereof), the New Provident Mortgage, the New Provident Lease Assignment, the Intercreditor Agreement (all as defined in the Original Loan Agreement) and all other documents and instruments evidencing and/or securing the Loan are sometimes hereinafter collectively referred to as the "Loan Documents."

         D. The Borrower has requested that the Bank extend the Maturity Date (as defined in the Original Note) from June 15, 1999 to the earlier of (i) December 15, 1999; (ii) the termination or dissolution of the Borrower; or (iii) the sale or refinancing of the Harrisburg Mall (as defined in the Original
Note).

         E. The Bank has agreed to extend the Maturity Date and to make certain modifications to the Loan Documents, upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Original Loan Agreement


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         2.       The Original Loan Agreement is hereby amended as follows:

                  (i) Section 3(b) of the First Amendment shall be deleted in its entirety and the following shall be substituted therefore:

                  "3(b) Terms of Payment; Maturity: Subject to the terms of the Intercreditor Agreement, the Loan shall be payable in accordance with the Original Note as amended by the Sixth Amended and Restated Note dated as of June 15, 1999 (collectively, the "Note")."

         (ii) The definition of "Euro-Based Rate" contained in Section 1 of the First Amendment shall be deleted in its entirety and the following shall be substituted therefore:



                  "Euro-Based Rate" shall mean a rate equal to three and one half percent (3.5%) above the Euro-Rate as applied to that portion of the Loan comprising any particular Borrowing Tranche."

         (iii) The following shall be added to Section 3(a)(ii) of the First Amendment after current Section 3(a)(ii)(D):

                  "(E) Notwithstanding the foregoing, the Borrower shall be deemed to have selected the Euro-Based Rate for a Euro-Based Interest Period of three (3) months, commencing on June 15, 1999 and ending on September 15, 1999."

         3. From and after the date hereof, all references to the "Loan Agreement" or the "Note" contained herein or in any of the other Loan Documents shall be to the Original Loan Agreement or the Original Note, as the case may be, as amended by this Amendment and the Sixth Amended and Restated Note, respectively.

         4. Execution of this Amendment shall be conditioned on the Bank's receipt of the following, all in form and substance satisfactory to the
Bank:

                  (a) the execution and delivery by Borrower of the (i) Sixth Amended and Restated Note in the form of Exhibit A attached hereto and (ii) the Disclosure For Confession of Judgment in the form of Exhibit B attached hereto;

                  (b) certified copy of the authorizing resolutions of Borrower;

                  (c) certificate from Borrower as to the incumbency of its officers and that the Declaration of Trust, By-Laws and other organizational documents have not been amended since December 15, 1992 and remain in full force and effect;


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                  (d)      Mutual Estoppel and Modification Agreement with
                           respect to the Subordination and Intercreditor Agreement among the Bank, Prudential and Borrower (the "Intercreditor Agreement");

                  (e) payment of an extension fee in the amount of $15,700 in good funds; and

                  (f) evidence satisfactory to Bank, that the Prudential Note (defined in the Loan Documents) has been extended at least through the Maturity Date on market terms.

         5.       The Borrower hereby certifies that, as of the date hereof:

                  (a) each of the representations and warranties contained in the Loan Agreement and the other Loan Documents, as modified by this Amendment, are true and correct;

                  (b) the Borrower is in compliance with all of the terms, covenants and conditions contained in the Loan Agreement and the other Loan Documents, as modified by this Amendment, including, without limitation, all of the financial covenants;

                  (c) there exists no Default or Event of Default under the Loan Agreement or any of the other Loan Documents; and

                  (d) the Borrower has reviewed the areas within its business and operations which could be adversely affected by, and has developed or is developing a program to address on a timely basis the risk that certain computer applications used by the Borrower may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem is not reasonably expected to result in any material adverse effect on the business, properties, assets, financial condition, results of operations or prospects of Borrower, or the ability of Borrower to duly and punctually pay or perform its obligations under the Note, the Loan Agreement and the Loan Documents.

         6. All of the terms, conditions, provisions and covenants in the Original Loan Agreement, the Original Note or any of the other Loan Documents executed in connection with any of the foregoing shall remain unaltered and in full force and effect except as modified by this Amendment and the Sixth Amended and Restated Note.

         7. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


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         8.       Each and every one of the terms and provisions of this
Amendment shall be binding upon and shall inure to the benefit of the Borrower, the Bank and their respective successors and assigns.

         9. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall constitute but one and the same instrument.

         10. Borrower agrees that it has no defenses or set-offs against Bank, its officers, directors, employees, agents or attorneys with respect to the Note, the Loan Agreement, the New Provident Mortgage or any of the other Loan Documents, and that the Note, the Loan Agreement, the New Provident Mortgage, and the other Loan Documents are in full force and effect and shall remain in full force and effect unless and until modified or amended in writing in accordance with their respective terms. Borrower hereby ratifies and confirms its obligations under the Note, the Loan Agreement, the New Provident Mortgage, and the other Loan Documents, and the execution and delivery of this Amendment does not in any way diminish or invalidate any of Borrower's obligations under the Note, the Loan Agreement and the other Loan Documents. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BORROWER RATIFIES AND CONFIRMS THE WARRANT OF ATTORNEY AND THE WAIVER OF JURY TRIAL GIVEN IN THE SIXTH AMENDED AND RESTATED NOTE.

         11. This Amendment does not and shall not be deemed to constitute a waiver by Bank of any Event of Default, or of any event which with the passage of time or the giving of notice or both would constitute an Event of Default, under the Note, the Loan Agreement, the New Provident Mortgage or any of the other Loan Documents, nor does it obligate Bank to agree to any further modifications of the terms of the Note, the Loan Agreement or any of the other Loan Documents,


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or constitute a waiver of any of Bank's other rights or remedies, which may be effected only (if at all) by an instrument in writing signed by an authorized representative of the Bank.

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Amendment to be duly executed as a document under seal by their respective authorized officers as of the day and year first above written.

                                                  EQK REALTY INVESTORS I, a
                                                  Massachusetts business trust

                                                  By: /s/ Don Henry
                                                      ---------------------
                                                  Name: Don Henry
                                                        -------------------
                                                  Title: VP
                                                         ------------------




                                                  PNC BANK, NATIONAL ASSOCIATION

                                                  By: /s/ Andrew D. Coler
                                                      ---------------------
                                                  Name:  Andrew D. Coler
                                                  Title:  Vice President


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                                   EXHIBIT A
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                                   EXHIBIT B